UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RF MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-1733461
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421 (Address of principal executive offices)
EMPLOYEE STOCK PURCHASE PLAN OF RF MICRO DEVICES, INC. (As Amended and Restated) (Full title of the plan)

Robert A. Bruggeworth
Chief Executive Officer
RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
                 (336) 664-1233
 (Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock,
no par value (3)	4,000,000	$ 5.99	$23,960,000	$2,563.72

(1)    This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.
(2)     Pursuant to Rule 457(c) and (h)(1), based on the average ($5.99) of the high ($6.16) and low ($5.82) sales prices of the Company's common stock on August 1, 2006, as reported on the NASDAQ Global Select
          Market.
(3)     Each share of the Company's common stock includes one preferred share purchase right.

REGISTRATION OF ADDITIONAL SECURITIES - STATEMENT PURSUANT TO

GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-31037, relating to the offer and sale of the Company's Common Stock under the Employee Stock Purchase Plan of RF Micro Devices, Inc., are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by RF Micro Devices, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)           The Company's Annual Report on Form 10-K for the fiscal year ended April 1, 2006, filed with the Commission on May 31, 2006;

(b)           The Company's Current Reports on Form 8-K filed with the Commission on May 8, 2006 and June 20, 2006;

(c)           The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on May 2, 1997, including any amendment or report filed for the purpose of updating such description;

(d)           The Company's Registration Statement on Form 8-A relating to the Company's Shareholder Rights Agreement dated as of August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on August 14, 2001;

(e)           The Company's Registration Statement on Form 8-A/A relating to the First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, filed with the Commission on August 1, 2003; and

(f)            All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 6.  Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations.  In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute.  A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

The Company's bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

The Company maintains directors' and officers' liability insurance under which each controlling person, director and officer of the Company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

Item 8.  Exhibits.

                                The following exhibits are filed as a part of this Registration Statement:

                Number                 Description

                4.1               Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended
June 26, 1999.

                4.2               Articles of Amendment to Articles of Incorporation dated July 26, 2000, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

                4.3               Articles of Amendment to Restated Articles of Incorporation dated August 10, 2001, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for
the quarterly period ended September 29, 2001.

                4.4               Bylaws (as Amended and Restated through June 1, 2004) of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended April 3, 2004.

                4.5               Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the
Company's Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

                4.6               Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First
Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed August 14, 2001.

                4.7               First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10,
2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly
First Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit
4.2 to the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

    4.8               Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank,
National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the
Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.9               Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank,
National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.10             Registration Rights Agreement, dated as of July 1, 2003, by and among RF Micro Devices, Inc.
and the Initial Purchasers named therein, which is incorporated by reference from Exhibit 4.8 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

                5                              Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common
            Stock being registered.

                23.1                         Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

                23.2                         Consent of Independent Registered Public Accounting Firm.

                24                            Power of Attorney (included in the signature page hereto).

                99                            Employee Stock Purchase Plan of RF Micro Devices, Inc. (as amended and restated).

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                                Pursuant to the requirements of the Securities Act of 1933, RF Micro Devices, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 2nd day of August, 2006.

                                                                                RF MICRO DEVICES, INC.

                                                                                By:          /s/ Robert A. Bruggeworth
                                                                                                Robert A. Bruggeworth
                                                                                                President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of RF Micro Devices, Inc. (the "Company"), hereby nominates, constitutes and appoints Robert A. Bruggeworth and William A. Priddy, Jr., or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, no par value, of the Company (the "Common Stock") in connection with the Employee Stock Purchase Plan of RF Micro Devices, Inc., as amended and restated, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and all requirements of the Commission.

                                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 2, 2006.

                                                                                                                                              6

/s/ Robert A. Bruggeworth Name Robert A. Bruggeworth Title: President, Chief Executive Officer and Director (principal executive officer)	/s/ William A. Priddy, Jr. Name: William A. Priddy, Jr. Title: Chief Financial Officer, Vice President, Finance and Administration and Secretary (principal financial officer)
/s/ Barry D. Church Name: Barry D. Church Title: Vice President and Corporate Controller (principal accounting officer)	/s/ Daniel A. DiLeo Name: Daniel A. DiLeo Title: Director
/s/ Jeffery R. Gardner Name: Jeffery R. Gardner Title: Director	/s/ David A. Norbury Name: David A. Norbury Title: Director
/s/ Albert E. Paladino Name: Dr. Albert E. Paladino Title: Director	/s/ William J. Pratt Name: William J. Pratt Title: Director
/s/ Erik H. van der Kaay Name: Erik H. van der Kaay Title: Director	/s/ Walter H. Wilkinson, Jr. Name: Walter H. Wilkinson, Jr. Title: Director

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
RF Micro Devices, Inc.

                Number                 Description

                4.1               Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

                4.2               Articles of Amendment to Articles of Incorporation dated July 26, 2000, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

                4.3               Articles of Amendment to Restated Articles of Incorporation dated August 10, 2001, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
for the quarterly period ended September 29, 2001.

                4.4               Bylaws (as Amended and Restated through June 1, 2004) of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for
the fiscal year ended April 3, 2004.

                4.5               Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the
Company's Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

                4.6               Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First
Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed August 14, 2001.

                4.7               First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10,
2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly
First Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit
4.2 to the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

    4.8               Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank,
National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the
Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.9               Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank,
National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the
Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

                                                                                                                                              7

    4.10             Registration Rights Agreement, dated as of July 1, 2003, by and among RF Micro Devices,
Inc. and the Initial Purchasers named therein, which is incorporated by reference from Exhibit
4.8 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No.
333-108141).

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

                5                              Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common
            Stock being registered.

                23.1                         Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

                23.2                         Consent of Independent Registered Public Accounting Firm.

                24                            Power of Attorney (included in the signature page hereto).

                99                            Employee Stock Purchase Plan of RF Micro Devices, Inc. (as amended and restated).

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